Exhibit 99.1
Cepton, Inc. Reports Fourth Quarter and Full Year 2022 Results
SAN JOSE, CA, March 14, 2023 – Cepton, Inc. (“Cepton”) (Nasdaq: CPTN), a Silicon Valley innovator and leader in high performance lidar solutions, today announced business updates and financials for the fourth quarter and full year ended December 31, 2022.
“We closed out our first year as a public company with notable achievements,” said Jun Pei, Cepton’s Co-Founder and CEO. “We are in the final stages of preparation for the start of the production launch of our lidar for OEM customers, we announced our next-generation Vista®-X120 Plus lidar to meet future OEM requirements and closed the $100 million investment from Koito. We look forward to capitalizing on our extensive experience in commercializing automotive grade lidar to win additional series production awards this year,” Jun Pei added.
Koito Investment
•Closed $100 million investment from Koito Manufacturing Co., Ltd. of Japan (“Koito”), in the form of convertible preferred stock (“CPS”) on January 19, 2023
•The CPS will be convertible into shares of Cepton’s common stock at an initial conversion price of $2.585 per share (subject to adjustment), beginning on January 19, 2024
Business Highlights
OEM Series Production Execution
•Additional details of the safe deployment of hands-free technology, including placement of Cepton lidar, shared by our OEM customer on March 7, 2023
•Shipped pre-production units across multiple vehicle platforms to support the deployment on more vehicles, in more regions at more price points
Automotive
•Continued to advance toward series production awards at global top-10 OEMs where we have completed the RFI process
•In discussions with our current OEM customer for additional vehicle models and to extend program duration
◦Current award has an estimated value of over $1 billion dollars
Smart Infrastructure
•Won multi-million dollar sales contract from one of the largest highway tolling system operators in the U.S.
Technology
•Unveiled next-generation Vista®-X120 Plus at CES 2023, winner of the Vehicle Technology & Advanced Mobility Innovation Award
•Taped out new imaging processing ASIC, complementing our industry leading signal processing ASIC, as we continue to execute our ASIC roadmap
•Current Chief Technology Officer (“CTO”) Dr. Mark McCord to chair Cepton's newly created Technology Advisory Board and remain in charge of Cepton’s IP portfolio. Dr. Dongyi Liao is promoted to CTO as Cepton emphasizes the value of software in its expanding deployment of automotive lidar in the coming years
◦Dr. Dongyi Liao joined Cepton in 2017 and is currently responsible for all software efforts at Cepton. Prior to Cepton, Dr. Liao spent ten years in various engineering and management roles at NVIDIA (Nasdaq: NVDA) and was instrumental in NVIDIA’s early successes. Dr. Liao has a Ph.D. in Nuclear Engineering from Massachusetts Institute of Technology

Financial Highlights
Revenue
•Achieved full year 2022 revenue of $7.4 million, within the revenue guidance for the year, an increase of 65% from the prior year
•Fourth quarter 2022 product revenue was $1.0 million and full year product revenue was $5.6 million
•Fourth quarter 2022 development revenue was $0.6 million and full year development revenue was $1.8 million
Operating Expenses
•Full year 2022 GAAP operating expenses of $61.6 million was within the operating expense guidance of $55 million to $65 million
•Excluding transaction related expenses, other one-time and non-cash items, operating expenses were $50.4 million, below the operating expense guidance of $55 million to $65 million
Net Income and Non-GAAP Net Loss
•Fourth quarter 2022 GAAP net loss was $15.3 million, or $(0.10) per share, basic and diluted, and full year GAAP net income was $9.4 million, or $0.06 per share, basic and diluted
•Fourth quarter 2022 Non-GAAP net loss was $13.4 million, or $(0.09) per share, basic and diluted, and full year Non-GAAP net loss was $53.2 million, or $(0.36) per share, basic and diluted
Adjusted EBITDA
•Fourth quarter 2022 adjusted EBITDA was $(12.3) million, and full year adjusted EBITDA was $(50.3) million
Full Year 2023 Financial Outlook
•Full year 2023 revenue is expected to be between $15 million to $20 million
•Expected operating expenses to be in line with FY 2022
Conference Call Details

Cepton will host a live conference call and webcast to discuss the business updates and results at 2:30 p.m. PT (5:30 p.m. ET) today. The live call can be accessed by dialing 877-300-8521 (toll free) or 1-412-317-6026 (international) and by webcast at https://investors.cepton.com/.

A telephonic replay of the conference call will be available approximately two hours after the live call and until March 28, 2023, and can be accessed by dialing 844-512-2921 (toll free) or 1-412-317-6671 (international) and entering the passcode 10175817. An archived webcast of the conference call will be accessible on Cepton’s Investor Relations page at https://investors.cepton.com/.
About Cepton, Inc.
Cepton is a Silicon Valley innovator of lidar-based solutions for automotive (ADAS/AV), smart cities, smart spaces, and smart industrial applications. With its patented lidar technology, Cepton aims to take lidar mainstream and achieve a balanced approach to performance, cost and reliability, while enabling scalable and intelligent 3D perception solutions across industries.

Cepton has been awarded a significant ADAS lidar series production award with Koito on the General Motors business. Cepton is also engaged with all Top 10 global OEMs.

Founded in 2016 and led by industry veterans with decades of collective experience across a wide range of advanced lidar and imaging technologies, Cepton is focused on the mass market commercialization of high performance, high quality lidar solutions. Cepton is headquartered in San Jose, CA and has a center of excellence facility in Troy, MI to provide local support to automotive customers in the Metro Detroit area. Cepton also has a presence in Germany, Canada, Japan, China and India to serve a fast-growing global customer base. For more information, visit www.cepton.com and follow Cepton on Twitter and LinkedIn. Information on or that can be accessed through our website, our Twitter account, our LinkedIn account, or that is contained in any website to which a hyperlink is provided herein is not part of this press release.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements. The statements included under Full Year 2023 Financial Outlook above as well as any other statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements may be identified by the use of words such as “estimate,” “objective,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “milestone,” “designed to,” “proposed” or other similar expressions that predict or imply future events or trends or that are not statements of historical matters. Cepton cautions readers of this press release that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond Cepton’s control, that could cause the actual results to differ materially from the expected results. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity, future sensor sales numbers and market share, potential benefits and the commercial attractiveness to its customers of Cepton’s products and services, the potential success of Cepton’s marketing and expansion strategies, and the potential for Cepton to achieve design awards.
These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Cepton’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. These forward-looking statements are subject to a number of risks and uncertainties, including (1) the conditions affecting the markets in which Cepton operates; (2) the success of Cepton’s strategic relationships, including with Koito, which is not exclusive; (3) fluctuations in sales by Cepton’s major customers; (4) fluctuations in capital spending in the automotive and smart infrastructure markets; (5) negative impact on the global economy and capital markets resulting from macroeconomic conditions, including inflation and rising interest rates, the effects of the COVID-19 pandemic or other future public health crises, and the potential impact of geopolitical conflicts, such as the ongoing conflict in Ukraine; (6) changes in applicable laws or regulations; (7) the possibility that Cepton’s business may be adversely affected by other economic, business, or competitive factors; (8) the risk that current trends in the automotive and smart infrastructure markets decelerate or do not continue; (9) errors or material differences in Cepton’s estimates and expectations for its financial performance and growth, including when Cepton will generate positive cash flow from operations; (10) risks relating to the uncertainty of projected financial and operating information, including whether Cepton will be able to achieve its target milestones, its pricing and sales volume targets, and its proposed production timelines and win the engagements contemplated in its projected pipeline, and the ability of OEMs and other strategic partners to re-source or cancel vehicle or technology programs; (11) risks related to future market adoption of Cepton’s offerings; (12) the final terms of Cepton’s arrangement with its Tier 1 partner and, in turn, its Tier 1 partner's contract with GM differing from Cepton's expectations, including with respect to volume and timing, or that the arrangement can be terminated or may not materialize into a long- term contract partnership arrangement; (13) risks related to Cepton’s marketing and growth strategies; (14) the effects of competition on Cepton’s future business; (15) Cepton’s ability to issue equity or equity-linked securities in the future; (16) Cepton’s ability to raise funding on reasonable terms as necessary to develop its products in the timeframe contemplated by its business plan, and to comply with the terms of any restrictive, financial or other covenants in the agreements governing such funding, including the consent and other rights granted to Koito as part of the CPS investment; (17) Cepton’s ability to execute its business plans and strategy; (18) the outcome of any legal proceedings that may be instituted against Cepton, including any related to the business combination with Growth Capital Acquisition Corp.; and (19) the other risks and uncertainties indicated from time to time in the reports and documents Cepton files with the Securities and Exchange Commission (the “SEC”), including in its Annual Report on Form 10-K. If any of these risks materialize or any of Cepton’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Cepton does not presently know or that Cepton currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Cepton’s expectations, plans or forecasts of future events and views as of the date of this press release. Cepton anticipates that subsequent events and developments will cause its assessments to change. These forward-looking statements should not be relied upon as representing Cepton’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Cepton undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law.

Actual results, performance or achievements may, and are likely to, differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements were based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond Cepton’s control.
Non-GAAP Financial Measures
Some of the financial information and data contained in this press release, such as non-GAAP net loss and adjusted EBITDA, have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Non-GAAP net loss is defined as GAAP net income (loss) excluding stock-based compensation, non-recurring transaction expenses, gain or loss on changes in fair value of earnout liability and warrants, gain or loss on extinguishment of debt, gain or loss on disposal of property and equipment, and foreign currency transaction loss, net. Adjusted EBITDA is defined as non-GAAP net loss before interest expenses, provision for income taxes, and depreciation and amortization.
Cepton believes these non-GAAP financial measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Cepton’s financial condition and results of operations. Cepton believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating actual and projected operating results and trends in comparing Cepton’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Cepton also believes that adjusted EBITDA is useful to investors and analysts in assessing our operating performance during the periods these charges were incurred on a consistent basis with the periods during which these charges were not incurred. Our presentation of adjusted EBITDA should not be considered as an inference that our future results and financial position will be unaffected by unusual items. Cepton does not consider these non-GAAP financial measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and other amounts that are required by GAAP to be recorded in Cepton’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and other amounts are excluded or included in determining these non-GAAP financial measures.
Cepton, Inc. Contacts
Investors: InvestorRelations@cepton.com
Media: Faithy Li, media@cepton.com
Source: Cepton, Inc.

CEPTON, INC. AND SUBSIDIARIES
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Loss and Non-GAAP Adjusted EBITDA
(In thousands, except share and share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income (loss)	$(15,251)	$(10,819)	$9,380	$(37,242)
Stock-based compensation	2,289	1,656	8,243	4,995
Non-recurring transaction expenses	—	82	3,009	1,075
Gain on changes in fair value of earnout liability	(3,210)	—	(74,078)	—
Gain on changes in fair value of warrant liability	(326)	—	(2,875)	—
Loss (gain) on extinguishment of debt	958	—	958	(1,121)
Loss on disposal of property and equipment	—	—	—	42
Foreign currency transaction loss, net	2,168	—	2,168	—
Non-GAAP net loss	$(13,372)	$(9,081)	$(53,195)	$(32,251)
Interest expense (income), net	914	—	2,511	(15)
Provision (benefit) for income taxes	(6)	3	16	20
Depreciation and amortization	120	59	344	210
Non-GAAP adjusted EBITDA	$(12,344)	$(9,019)	$(50,324)	$(32,036)

GAAP net income (loss) per share attributable to common stockholders:
Basic	$(0.10)	$(0.16)	$0.06	$(0.55)
Diluted	$(0.10)	$(0.16)	$0.06	$(0.55)
Non-GAAP net loss per share attributable to common stockholders:
Basic	$(0.09)	$(0.13)	$(0.36)	$(0.48)
Diluted	$(0.09)	$(0.13)	$(0.36)	$(0.48)
Shares used in computing GAAP net income (loss) per share attributable to common stockholders:
Basic	156,515,238	67,549,694	146,917,925	67,139,289
Diluted	156,515,238	67,549,694	155,728,451	67,139,289
Shares used in computing Non-GAAP net loss per share attributable to common stockholders:
Basic	156,515,238	67,549,694	146,917,925	67,139,289
Diluted	156,515,238	67,549,694	146,917,925	67,139,289

CEPTON, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except share data)

	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$31,953	$3,654
Short-term investments	3,703	2,836
Accounts receivable, net of allowance for doubtful accounts of $0 and $0, respectively	1,301	500
Inventories	2,985	2,523
Right-of-use assets	121	—
Prepaid expenses and other current assets	6,151	6,998
Total current assets	46,214	16,511
Property and equipment, net	982	480
Restricted cash	2,565	—
Other assets	555	293
Total assets	$50,316	$17,284

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,979	$2,547
Operating lease liabilities	211	—
Accrued expenses and other current liabilities	2,265	2,777
Short-term debt	42,587	—
Total current liabilities	47,042	5,324
Warrant liability	440	—
Earnout liability	920	—
Other long-term liabilities	281	23
Total liabilities	48,683	5,347

Commitments and contingencies (Note 17)
Convertible preferred stock:
Convertible preferred stock – Par value $0.00001 per share – No shares authorized at December 31, 2022; 22,806,009 shares authorized at December 31, 2021; No shares issued and outstanding at December 31, 2022; 21,671,491 shares issued and outstanding at December 31, 2021; aggregate liquidation preference of $96.7 million at December 31, 2021	—	99,470

Stockholders’ equity (deficit):
Preferred stock - Par value $0.00001 per share – 5,000,000 shares authorized at December 31, 2022; No shares authorized at December 31, 2021; No shares issued and outstanding at December 31, 2022 or 2021	—	—
Common stock – Par value $0.00001 per share – 350,000,000 and 75,000,000 shares authorized at December 31, 2022 and 2021, respectively; 156,747,708 and 67,645,189 shares issued and outstanding at December 31, 2022 and 2021, respectively	2	—
Class F stock – Par value $0.0001 per share – No shares of Class F stock authorized at December 31, 2022; 8,402,000 shares authorized at December 31, 2021; No shares of Class F stock issued and outstanding at December 31, 2022; 8,372,143 shares issued and outstanding at December 31, 2021	—	—
Additional paid-in capital	88,056	7,949
Accumulated other comprehensive income	(366)	(43)
Accumulated deficit	(86,059)	(95,439)
Total stockholders’ equity (deficit)	1,633	(87,533)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$50,316	$17,284

CEPTON, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Lidar sensor and prototype revenue	$974	$930	$5,616	$2,919
Development revenue	602	348	1,810	1,583
Total revenue	$1,576	$1,278	$7,426	$4,502

Lidar sensor and prototype cost of revenue	775	898	6,383	3,952
Development cost of revenue	249	66	849	442
Total cost of revenue	$1,024	$964	$7,232	$4,394
Gross profit	552	314	194	108

Operating expenses:
Research and development	8,646	6,838	33,013	24,158
Selling, general and administrative	6,674	4,293	28,629	14,286
Total operating expenses	15,320	11,131	61,642	38,444
Operating loss	(14,768)	(10,817)	(61,448)	(38,336)
Other income (expense):
Gain on change in fair value of earnout liability	3,210	—	74,078	—
Gain on change in fair value of warrant liability	326	—	2,875	—
Other income (expense), net	15	1	(472)	(22)
Foreign currency transaction loss, net	(2,168)	—	(2,168)	—
(Loss) gain on extinguishment of debt	(958)	—	(958)	1,121
Interest (expense) income, net	(914)	—	(2,511)	15
Income (loss) before income taxes	(15,257)	(10,816)	9,396	(37,222)
Benefit (provision) for income taxes	6	(3)	(16)	(20)

Net income (loss)	$(15,251)	$(10,819)	$9,380	$(37,242)

Net income (loss) per share, basic	$(0.10)	$(0.16)	$0.06	$(0.55)
Net income (loss) per share, diluted	$(0.10)	$(0.16)	$0.06	$(0.55)
Weighted-average common shares, basic	156,515,238	67,549,694	146,917,925	67,139,289
Weighted-average common shares, diluted	156,515,238	67,549,694	155,728,451	67,139,289

CEPTON, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$9,380	$(37,242)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	344	210
Stock-based compensation	8,243	4,995
Amortization of right-of-use asset	1,360	—
Amortization, other	1,641	257
Gain on change in fair value of earnout liability	(74,078)	—
Gain on change in fair value of warrant liability	(2,875)	—
Loss on disposal of property and equipment	—	42
Loss (gain) from extinguishment of debt	958	(1,121)
Foreign currency transaction loss, net	2,168	—
Other	181	—
Changes in operating assets and liabilities:
Accounts receivable, net	(801)	(215)
Inventories	(448)	919
Prepaid expenses and other current assets	(1,920)	(5,834)
Other long-term assets	(296)	(199)
Accounts payable	(653)	1,333
Accrued expenses and other current liabilities	99	1,214
Operating lease liabilities	(1,611)	—
Other long-term liabilities	311	(1,118)
Net cash used in operating activities	(57,997)	(36,759)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(760)	(276)
Purchases of short-term investments	(32,368)	(8,455)
Proceeds from sales of short-term investments	8,303	8,514
Proceeds from maturities of short-term investments	23,274	28,900
Net cash (used in) provided by investing activities	(1,551)	28,683

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Business Combination and private offering	76,107	—
Payments of Business Combination and private offering transaction costs	(29,031)	—
Proceeds from issuance of Trinity debt and warrants, net of debt discount	9,724	—
Repayment of Trinity debt	(10,400)	—
Proceeds from issuance of Koito secured term loan	39,442	—
Proceeds from issuance of common stock options	1,008	469
Payment of debt issuance costs	—	(30)
Proceeds from issuance of common stock	1,700	—
Net cash provided by financing activities	88,550	439

Effect of exchange rate changes on cash	1,862	(21)

Net increase (decrease) in cash, cash equivalents and restricted cash	30,864	(7,658)
Cash, cash equivalents and restricted cash, beginning of period	3,654	11,312
Cash, cash equivalents and restricted cash, end of period	$34,518	$3,654